Exhibit 4.1

                         MARKETING SERVICES GROUP, INC.
                        1999 INCENTIVE AND NONQUALIFIED
                               STOCK OPTION PLAN

                          ---------------------------


1.    Purpose

      The purpose of this Stock Option Plan (the "Plan") is to retain and attract key employees (which term, as used herein, shall include officers), and directors, of Marketing Services Group, Inc. (or any successor thereto) ("MSGI") or a parent (if any) or any subsidiary thereof (collectively, unless the context otherwise requires, the "Company"), consultants, and advisors to the Company, and other persons or entities providing goods or services to the Company by enabling them to acquire a proprietary interest in the Company through the ownership of shares of the Corporation's common stock, $.01 par value per share ("Share"). As used herein, the term "parent" or "subsidiary" shall mean any present or future Company which is or would be a "parent Company" or "subsidiary Company" of the Company as the term is defined in section 424 of the Internal Revenue Code of 1986, as amended (the "Code") (determined as if the Company were the employer Company). Such directors, consultants, advisors, and other persons or entities providing goods or services to the Company and entitled to receive options hereunder are hereinafter collectively referred to as the "Associates," and the relationship of the Associates to the Company is hereinafter referred to as "association with" the Company. A key employee or Associate to whom an option has been granted is referred to as a "Grantee". Such ownership will provide such Grantees with a more direct stake in the future welfare of the Company and encourage them to remain employed by or associated with the Company. It is also expected that the Plan will encourage qualified persons to seek and accept employment or association with the Company.

2.    Administration

      (a) The Plan shall be administered by the Compensation Committee of the Company as from time to time constituted (the "Committee").

       (b) The Committee shall consist of not less than two persons appointed by the Board of Directors of MSGI (the "Board") from among its members. A person may serve on the Committee only if he or she (i) is a "Non-employee Director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (ii) satisfies the requirements of an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee may, subject to the provisions of the Plan, from time to time establish such rules and regulations and delegate such authority to administer the Plan as it deems appropriate for the proper administration of the Plan, except that no such delegation shall be made in the case of awards intended to be qualified under Section 162(m) of the Code. The decisions of the Committee or its authorized delegatees shall be final, conclusive, and binding with respect to the interpretation and administration of the Plan and any grant made under it.

      (c) Subject to the terms and conditions of the Plan, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority to (i) interpret and construe the Plan and to determine the terms of all options granted pursuant to the Plan, including, but not limited to, the persons to whom, and the time or times at which grants shall be made, the number of options to be included in the grants, the number of options which shall be treated as incentive stock options (in the case of options granted to employees) as described in section 422 of the Code, the number of options which do not qualify as incentive stock options ("nonqualified options"), and the terms and conditions thereof; (ii) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and (iii) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

3.    Eligibility and Participation

      (a) Key employees and Associates are eligible to receive options. Each option shall be granted, and the number of Shares and the vesting schedule of such Shares subject thereto shall be determined by the Committee.

      (b) Directors who are not officers of the Company shall receive, on an annual basis on the last trading day of each June starting June 1999, stock options for 10,000 Shares, at an exercise price equal to the fair market value of the stock on the date of grant, and such options shall vest immediately upon grant. The fair market value shall be determined in accordance with Section 8 hereof.

      (c) Notwithstanding subsection 5(a), the Committee may grant options to a person not then in the employ of the Company, in order to induce such person to become employed by the Company, provided that the grant of options to such person shall be conditioned upon such person becoming an employee at, or prior to, the time of execution of an Option Agreement evidencing such Options, and in no event shall any such person have any rights with respect to Options granted pursuant to the Plan prior to becoming an employee.

4.    Shares Subject to the Plan

      (a) Options shall be evidenced by written agreements, the form of which shall be approved by the Committee, which shall, among other things (i) designate the option as either an incentive stock option or a nonqualified stock option, (ii) specify the number of shares covered by the option; (iii) specify the exercise price, determined in accordance with paragraph 7 hereof, for the Shares subject to the option; (iv) specify the option period determined in accordance with paragraph 6 hereof; (v) set forth specifically or incorporate by reference the applicable provisions of the Plan; and (vi) contain such other terms and conditions consistent with the Plan as the Committee may, in its discretion, prescribe.

      (b) The Shares to be offered and delivered under the Plan, pursuant to the exercise of an option, shall be authorized and unissued Shares or reacquired Shares, as the Committee may from time to time determine. Subject to adjustment as provided in paragraph 13 hereof, the aggregate number of Shares to be delivered under the Plan shall not exceed 1,000,000 Shares. If an option expires or terminates for any reason during the term of the Plan prior to the exercise thereof in full, the Shares subject to but not delivered under such option shall be available for options thereafter granted.


5.    Incentive Stock options

      (a) An option designated by the Committee as an "incentive stock option" is intended to qualify as an "incentive stock option" within the meaning of section 422 of the Code. An incentive stock option shall be granted only to an employee of the Company.

      (b) No incentive stock option shall provide any person with a right to purchase Shares to the extent that such right first becomes exercisable during a prescribed calendar year and the sum of (i) the fair market value (determined as of the date of grant) of the Shares subject to such incentive stock option which first become available for purchase during such calendar year, plus (ii) the fair market value (determined as of the date of grant) of all Shares subject to incentive stock options previously granted to such person under all plans of the Company first become available for purchase during such calendar year exceeds $100,000.

       (c) Without prior written notice to the Committee, a Grantee may not dispose of Shares acquired pursuant to the exercise of an incentive stock option until after the later of (i) the second anniversary of the date on which the incentive stock option was granted, or (ii) the first anniversary of the date on which the Shares were acquired; provided, however, that a transfer to a trustee, receiver, or other fiduciary in any insolvency proceeding, as described in section 422(c)(3) of the Code, shall not be deemed to be such a disposition. The Grantee shall make appropriate arrangements with the Company for any taxes which the Company is obligated to collect in connection with any disposition of Shares acquired pursuant to the exercise of an incentive stock option, including any Federal, state or local withholding taxes.

      (d) Should Section 422 of the Code be amended during the term of the Plan, the Committee may modify the Plan consistently with such amendment.

6.    Term of Option Period

      The term during which options may be granted under the Plan shall expire on January 11, 2009 and the option period during which each option may be exercised shall, subject to the provisions of paragraph 12 hereof, expire no later than the tenth anniversary (the fifth anniversary in the case of incentive stock options granted to a person who owns (within the meaning of section 424(d) of the Code) more than 10 percent of the total combined voting power of all classes of stock of the Company at the time such option is granted) from the date the option is granted, as may be determined by the Committee.

7.    Option Price

      The price at which Shares may be purchased upon exercise of a particular option shall be such price as may be fixed by the Committee but in no event less than the minimum required in order to comply with any applicable law, rule or regulation and, in the case of incentive stock options, shall not be less than 100 percent, or in the case of incentive stock options granted to an optionee who is a 10 percent stockholder (within the meaning of paragraph 6 hereof), shall not be less than 110 percent, of the fair market value (as defined in paragraph 8) of such Shares on the date such option is granted.

8.    Stock as Form of Exercise Payment

      At the discretion of the Committee, a Grantee who owns Shares may be permitted to use such Shares, with the value thereof to be determined as the fair market value of such Shares on the day prior to the date of exercise of the option, to pay all or part of the option price required under the Plan. For purposes of the Plan, "fair market value" of a Share on any given date shall be determined by the Committee as follows: (a) if the Shares are listed for trading on one or more national securities exchanges, or is traded on the automated quotation system of NASDAQ, the last reported sales price on the principal such exchange or on NASDAQ on the date in question, or if such Shares shall not have been traded on such principal exchange on such date, the last reported sales price on such principal exchange or on NASDAQ on the first day prior thereto on which such Shares were so traded; or (b) if the Shares are not listed for trading on a national securities exchange or on NASDAQ, but are traded in the over-the-counter market, the closing bid price for Shares on the date in question, or if there is no such bid price for Shares on such date, the closing bid price on the first day prior thereto on which such price existed; or (c) if neither (a) or (b) is applicable, by any means fair and reasonably by the Committee, which determination shall be final and binding on all parties.

9.    Exercise of Options

      (a) Each option granted shall be exercisable in whole or in part at any time, or from time to time, during the option period as the Committee may provide in the terms of such option; provided that the election to exercise an option shall be made in accordance with applicable federal and state laws and regulations.

      (b) No option may at any time be exercised with respect to a fractional share.

      (c) No Shares shall be delivered pursuant to the exercise of any option, in whole or in part, until qualified for delivery under such securities laws and regulations as may be deemed by the Committee to be applicable thereto, until such Shares are listed on each securities exchange on which Shares may then be listed, until, in the case of the exercise of an option, payment in full of the option price is received by the Company in cash or stock as provided in paragraph 8 and until payment in cash of any applicable withholding taxes is received by the Company. Unless prior to the exercise of the option the Shares issuable upon such exercise have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, the notice of exercise shall be accompanied by a representation or agreement of the individual exercising the option to the Company to the effect that such Shares are being acquired for investment and not with a view to the resale or distribution thereof or such other documentation as may be required by the Company unless in the opinion of counsel to the Company such representation, agreement, or documentation is not necessary to comply with said Act. No holder of an option, or such holder's legal representative, legatee, or distributee shall be or be deemed to be a holder of any shares subject to such option unless and until a certificate or certificates therefor is issued in his name.


10.   Acceleration of Vesting

      (a) An option shall automatically be vested and immediately exercisable in full upon the occurrence of any of the following events:

            (i) Any person within the meaning of Sections 13(d) and 14(d) of the 1934 Act, other than the Company, has become the beneficial owner, within the meaning of Rule 13d-3 under the 1934 Act, of 51 percent or more of the combined voting power of the Company's then outstanding voting securities, unless such ownership by such person has been approved by the Board immediately prior to the acquisition of such securities by such person;

            (ii) The first day on which shares of the Company's common stock are purchased pursuant to a tender offer or exchange offer, unless such offer is made by the Company or unless such offer has been approved or not opposed by the Board;

            (iii) The stockholders of the Company have approved an agreement to merge or consolidate with or into another Company (and the Company is not the survivor of such merger or consolidation) or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including a plan of liquidation), unless the Committee has resolved that options shall not automatically vest; or

            (iv) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for the election by the Company's stockholders of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period.

      (b) Other than upon the occurrence of any of the events described in paragraph 10(a), the Committee shall have the authority at any time or from time to time to accelerate the vesting of any individual option and to permit any stock option not theretofore exercisable to become immediately exercisable.

11.   Transfer of Options

      Options granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the Grantee to whom granted, may be exercised only by such or by such Grantee's guardian or legal representative. Any attempted transfer, assignment, pledge or hypothecation, or the levy of any attachment or similar process, shall render the option subject thereto null and void.

12.   Termination of Employment

      (a) Except as specifically provided in this paragraph 12, if the Grantee's employment or association with the Company shall terminate for any reason before the option has vested in full, then the unvested portion of the option shall automatically terminate on the date of termination of employment or association and all rights and interests of the Grantee in and to such unvested portion shall thereupon terminate.

       (b) After the date on which an option vests, if the Grantee's employment by or association with the Company is terminated for any reason, the option shall be exercisable for the lesser of (i) three (3) months from the date of such termination or (ii) the balance of such option's term; provided, however, that in the event that the termination is as a result of the death or disability (within the meaning of section 22(e)(3) of the Code) of the Grantee, the options held by such Grantee which were otherwise exercisable on the date of his termination of employment shall expire unless exercised by such Grantee, or, in the case of the death of a Grantee, by his heirs, legatees, or personal representatives, within a period of twelve (12) months after the date of termination of employment. In no event, however, shall any option be exercisable after ten years from the date it was granted. Nothing in the Plan or in any option shall confer upon any Grantee the right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate the employment of a Grantee at any time. The Committee's determination that a Grantee's employment has terminated and the date thereof shall be final and conclusive on all persons affected thereby.

      (c) The Committee may, if it determines that to do so would be in the Company's best interests, provide in a specific case or cases for the exercise of options which would otherwise terminate upon termination of employment or association with the Company for any reason, upon such terms and conditions as the Committee determines to be appropriate.

      (d) In the case of a Grantee on an approved leave of absence, the Committee may, if it determines that to do so would be in the best interests of the Company, provide in a specific case for continuation of options during such leave of absence, such continuation to be on such terms and conditions as the Committee determines to be appropriate. Leaves of absence for such period and purposes conforming to the personnel policy of the Company as may be approved by the Committee shall not be deemed terminations or interruptions of employment.


13.   Adjustments Upon Changes in Capitalization

       (a) If Shares are hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination, or exchange of shares or the like, or dividends payable in Shares, an appropriate adjustment shall be made by the Committee in the aggregate number of Shares available under the Plan and in the number of Shares and price per Share subject to outstanding options. If the Company shall be reorganized, consolidated, or merged with another Company, or if all or substantially all of the assets of the Company shall be sold or exchanged, the holder of an option shall, after the occurrence of such a corporate event, be entitled to receive upon the exercise of his option the same number and kind of Shares of stock or the same amount of property, cash, or securities as he would have been entitled to receive upon the happening of any such corporate event as if he had exercised such option and had been, immediately prior to such event, the holder of the number of Shares covered by such option. All adjustments made pursuant to this paragraph to the terms or conditions of an incentive stock option shall be subject to the requirements of section 424 of the Code.

      (b) Any adjustment in the number of Shares shall apply proportionately to only the unexercised portion of any option granted hereunder. If fractions of a Share would result from any such adjustment, the adjustment shall be revised to the next higher whole number of Shares.

14.   Termination, Modification, and Amendment

      (a) The Plan shall terminate on January 11, 2009, which is 10 years from the earlier of the date of its adoption by the Board or the date on which the Plan is approved by the stockholders of MSGI and no option shall be granted after termination of the Plan.

      (b) The Board or the Committee may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable or appropriate, but no amendment, alteration, or discontinuation shall be made (i) which would adversely impair the rights of a participant under an option theretofore granted, without the participant's consent, or (ii) which without the approval of the shareholders of the Corporation would cause the Plan to no longer comply with Rule l6b-3 under the Securities Exchange Act of 1934,
Section 422 of the Code or any other regulatory requirements.

      (c) No termination, modification, or amendment of the Plan, may, without the consent of the Grantee, adversely affect the rights conferred by such option.

15.   Miscellaneous

      (a) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

      (b) The Committee shall have the right to condition any grant of any option under the Plan upon the recipient's execution and delivery to the Corporation of an agreement not to compete with the Corporation during the recipient's employment or service with the Corporation and for such period thereafter as shall be determined by the Committee. Such covenant against competition shall be in a form satisfactory to the Committee.

       (c) Nothing in the Plan gives to any person any right to continued employment by the Corporation or to continued service as a consultant to the Corporation or limits in any way the right of the Corporation or the Corporation's shareholders at any time to terminate or alter the terms of that employment or service.

      (d) The Plan shall be governed by and construed in accordance with the laws of the State of New York.



16.   Effective Date

      The Plan became effective on January 12, 1999 upon the adoption by the Board subject to the approval by the affirmative vote of the holders of a majority of the outstanding shares of the Company which occurred on March 29, 1999. All options granted prior to the date of such stockholder approval shall be subject to such approval.